Exhibit 10.49
AMENDMENT TO THE
DXC TECHNOLOGY CORPORATION
SEVERANCE PLAN FOR SENIOR MANAGEMENT
AND KEY EMPLOYEES

THIS AMENDMENT to the DXC Technology Company Severance Plan for Senior Management and Key Employees, effective as of April 1, 2017 (the “Plan”), shall be effective as of May 26, 2021.

W I T N E S S E T H:

WHEREAS, DXC Technology Company (the “Company”) maintains the Plan and has the power to amend the Plan and now wishes to do so;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Section 2(c)(ii) of the Plan is hereby amended in its entirety as follows:

        (ii)     the greatest of (A) the target annual Short-Term Incentive Compensation Bonus for the Designated Employee for the fiscal year in which the Date of Termination occurs, (B) the average annual Short-Term Incentive Compensation Bonus for the Designated Employee, whether pursuant to a then existing plan of the Company or otherwise, (x) over the three most recent fiscal years preceding the year in which the Date of Termination occurs for which a Short-Term Incentive Compensation Bonus was paid or deferred or for which the amount of Short-Term Incentive Compensation Bonus, if any, was finally determined; or (y) for a Designated Employee employed by the Company for less than the three fiscal years to which reference is made in (x), over the most recent complete fiscal year or years prior to the Date of Termination during which such Designated Employee was employed and for which a Short-Term Incentive Compensation Bonus was paid or for which the amount of Short-Term Incentive Compensation Bonus, if any, was finally determined; or (z) for a Designated Employee employed by the Company for less than a single complete fiscal year prior to the year in which the Date of Termination occurs, the average annual cash Short-Term Incentive Compensation Bonus shall be based on the target annual bonus for the fiscal year during which the Date of Termination occurs; or (C) the annual Short-Term Incentive Compensation Bonus paid or payable to the Designated Employee, for the most recent fiscal year preceding the year in which the Date of Termination occurs for which a Short-Term Incentive Compensation Bonus was paid or deferred or for which the amount of Short-Term Incentive Compensation Bonus, if any, was finally determined. Notwithstanding the foregoing, Short-Term Incentive Compensation Bonuses determined after the Change of Control are not taken into account in determining the average annual Short-Term Incentive Compensation Bonus for the Designated Employee described in clause (B) or the most recent annual Short-Term Incentive Compensation Bonus paid or

Exhibit 10.49
payable to the Designated Employee described in clause (C) above unless the inclusion of all such bonuses increases the amount payable to the Designated Employee, in which case all such bonuses are taken into account. For purposes hereof, continuous employment with HPE or CSC prior to the Merger shall be deemed employment with the Company.

2.    Section 4(a) of the Plan is hereby amended by adding a new subparagraph (ii) (and re-designating current subparagraph (ii) as subparagraph (iii)), as follows:

(ii)     Pay to the Designated Employee as severance pay in a lump sum in cash on the tenth business day following the Date of Termination, an amount equal to the product of (x) and (y), where (x) is the Designated Employee’s target annual Short-Term Incentive Compensation Bonus for the fiscal year in which the termination of the Designated Employee’s employment occurs, and (y) is a fraction, the numerator of which is the number of days during such fiscal year on which the Designated Employee was employed by the Company, and the denominator of which is 365.

3.	In all other respects not amended, the Plan is hereby ratified and confirmed.

*    *    *

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the 26th day of May, 2021.

DXC TECHNOLOGY COMPANY

By:     /s/ Mary Finch_____________________________
Name: Mary Finch
Title: EVP and Chief Human Resources Officer